Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information reflects the historical financial statements of SandRidge Energy, Inc. (“SandRidge”) adjusted on a pro forma basis to give effect to the February 25, 2014, sale of certain subsidiaries owning all of SandRidge's Gulf of Mexico and Gulf Coast properties (collectively, the "Gulf Properties") to Fieldwood Energy, LLC for $702.6 million, net of working capital adjustments and post-closing adjustments, and the buyer's assumption of approximately $366.0 million of related asset retirement obligations (the "Gulf Sale"). Under the agreement, SandRidge has agreed to guarantee certain plugging and abandonment obligations associated with the Gulf Properties to the Bureau of Ocean Energy Management for a period of up to one year from the date of closing. As part of the agreement, the buyer has agreed to indemnify SandRidge for any costs it may incur as a result of the guarantee. SandRidge did not incur any costs as a result of the guarantee, which expired February 25, 2015.

An unaudited pro forma condensed balance sheet has not been provided since the transaction above is reflected in the audited consolidated balance sheet as of December 31, 2014. The unaudited pro forma condensed statement of operations for the year ended December 31, 2014 is based on the audited statement of operations of SandRidge for the year ended December 31, 2014. The unaudited pro forma condensed statement of operations includes pro forma adjustments to give effect to the Gulf Sale, as if the transaction occurred on January 1, 2014.

The pro forma adjustments reflecting the Gulf Sale include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these unaudited pro forma condensed financial statements were prepared. SandRidge believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma condensed statement of operations excludes the impact of the non-recurring impairment from a full cost ceiling limitation SandRidge incurred as a result of the Gulf Sale.

The unaudited pro forma financial information is for informational purposes only and is not intended to represent or to be indicative of the results that actually would have occurred had the transaction described above been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of SandRidge's future results of operations. Actual results may differ significantly from that reflected in the unaudited pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma financial information and actual results. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission (the "SEC") on February 27, 2015 and other information that SandRidge has filed with the SEC.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

	SandRidge Historical	Gulf Sale Pro Forma Adjustments		SandRidge Pro Forma

	(In thousands, except per share amounts)
Revenues
Oil, natural gas and NGL	$1,420,879	$(88,900)	(a)	$1,331,979
Drilling and services	76,088	—		76,088
Midstream and marketing	55,658	(264)	(b)	55,394
Other	6,133	(1,756)	(b)	4,377
Total revenues	1,558,758	(90,920)		1,467,838
Expenses
Production	346,088	(34,790)	(a)	311,298
Production taxes	31,731	(576)	(a)	31,155
Cost of sales	56,155	—		56,155
Midstream and marketing	49,905	—		49,905
Depreciation and depletion — oil and natural gas	434,295	(26,411)	(c)	407,884
Depreciation and amortization — other	59,636	(70)	(b)	59,566
Accretion of asset retirement obligations	9,092	(4,707)	(d)	4,385
Impairment	192,768	(164,779)	(e)	27,989
General and administrative	113,991	(1,853)	(b)	112,138
Employee termination benefits	8,874	—		8,874
Gain on derivative contracts	(334,011)	—		(334,011)
Loss on sale of assets	10	—		10
Total expenses	968,534	(233,186)		735,348
Income from operations	590,224	142,266		732,490
Other income (expense)
Interest expense	(244,109)	(146)	(b)	(244,255)
Other income, net	3,490	399	(b)	3,889
Total other expense	(240,619)	253		(240,366)
Income before income taxes	349,605	142,519		492,124
Income tax benefit	(2,293)	—	(f)	(2,293)
Net income	351,898	142,519		494,417
Less: net income attributable to noncontrolling interest	98,613	—		98,613
Net income attributable to SandRidge Energy, Inc.	253,285	142,519		395,804
Preferred stock dividends	50,025	—		50,025
Income available to SandRidge Energy, Inc. common stockholders	$203,260	$142,519		$345,779
Earnings per share
Basic	$0.42			$0.72
Diluted	$0.42			$0.69
Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	479,644			479,644
Diluted	499,743			499,743

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1.	Basis of Presentation

On February 25, 2014, SandRidge sold certain subsidiaries owning all of SandRidge's Gulf of Mexico and Gulf Coast properties (collectively, the "Gulf Properties") to Fieldwood Energy, LLC for $702.6 million, net of working capital adjustments and post-closing adjustments, and the buyer's assumption of approximately $366.0 million of related asset retirement obligations (the "Gulf Sale"). Under the agreement, SandRidge agreed to guarantee certain plugging and abandonment obligations associated with the Gulf Properties for a period of up to one year from the date of closing. The buyer agreed to indemnify SandRidge for any costs it may incur as a result of the guarantee. SandRidge did not incur any costs as a result of the guarantee, which expired February 25, 2015. SandRidge recorded the proceeds as a reduction of its full cost pool with no gain or loss on the sale since the transaction did not result in a significant alteration of the relationship between SandRidge's capitalized costs and proved reserves.

The unaudited pro forma condensed statement of operations for the year ended December 31, 2014 is based on the audited statement of operations of SandRidge for the year ended December 31, 2014. The unaudited pro forma condensed statement of operations includes pro forma adjustments to give effect to the Gulf Sale, as if the transaction occurred on January 1, 2014. The unaudited pro forma condensed statement of operations excludes the impact of the non-recurring impairment from a full cost ceiling limitation SandRidge incurred as a result of the Gulf Sale.

SandRidge believes that the estimates and assumptions used in the preparation of these unaudited pro forma financial statements provide a reasonable basis for presenting the effects directly attributable to the transaction described above. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission (the "SEC") on February 27, 2015 and other information that SandRidge has filed with the SEC.

Note 2.    Pro Forma Adjustments - Unaudited Pro Forma Condensed Statement of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed statement of operations:

(a)	Adjustment to reduce oil and natural gas sales, production expense and production tax expense for amounts attributable to the Gulf Properties during the year ended December 31, 2014.

(b)	Adjustment to eliminate remaining revenues and expenses associated with the Gulf Properties for the year ended December 31, 2014.

(c)
Adjustment to reduce depletion expense under the full cost method of accounting for oil and natural gas properties. The pro forma depletion adjustment for the year ended December 31, 2014 for the Gulf Sale utilizes a depletion rate of $15.01 per Boe.

(d)	Adjustment to reduce accretion expense for amounts attributable to asset retirement obligations associated with the Gulf Properties during the year ended December 31, 2014.

(e)
SandRidge recorded an impairment from full cost ceiling limitation of approximately $164.8 million for the year ended December 31, 2014 as a result of the Gulf Sale and estimates it would have had an additional impairment of $26.4 million for the year ended December 31, 2014 if the Gulf Sale would have occurred on January 1, 2014. Due to the non-recurring nature of this impairment, an adjustment has been included to eliminate the impairment recorded for the year ended December 31, 2014.

(f)
No adjustment for income tax expense attributable to net revenues generated by the Gulf Properties during the year ended December 31, 2014 has been reflected as the effective tax rate is deemed to be 0% as a result of SandRidge's full valuation allowance on its net deferred tax asset.